EXHIBIT 8.2


COOLEY GODWARD LLP     ATTORNEYS AT LAW        Palo Alto, CA
                                               650 843-5000

                       One Maritime Plaza      Menlo Park, CA
                       20th Floor              650 843-5000
                       San Francisco, CA       San Diego, CA
                       94111-3580              619 550-6000
                       Main  415 693-2000      Boulder, CO
                       Fax    415 951-3699     303 548-4000

August 7, 2000
                       www.cooley.com          Denver, CO
                       WEBB B. MORROW III      303 606-4800
                       415 693-2170
                       morrowwb@cooley.com

Signal Pharmaceuticals, Inc.
5555 Oberlin Drive
San Diego, CA 92121

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated as of June 29, 2000, (the "Reorganization Agreement") by and among Celgene Corporation, a Delaware corporation ("Parent"), Cape May Acquisition Corp., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Signal Pharmaceuticals, Inc., a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (A) the Reorganization Agreement;

     (B) the Registration Statement;

     (C) those certain tax representation letters dated August 7, 2000, and delivered to us by Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

     (D) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (A) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

COOLEY GODWARD LLP

Signal Pharmaceuticals, Inc.
August 7, 2000
Page Two

     (B) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     (C) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (D) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     (E) The Merger will be consummated in accordance with the Reorganization Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

     (F) Any   representation  or  statement  made  "to  the  knowledge  of"  or similarly qualified is correct without such qualification; and

     (G) The opinion dated August 7, 2000, rendered by Proskauer Rose LLP to Parent pursuant to the Reorganization Agreement has been delivered and has not been withdran.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material U.S. Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it is correct in all material respects.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment thatmay be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, foreign individuals and entities, tax-exempt entities, dealers in securities, persons who are subject to the alternative minimum tax provisions of the Code, persons who acquired their shares of Company capital stock pursuant to the exercise of an employee option (or otherwise as compensation), persons whose shares of Company capital stock are qualified small business stock for purposes of Section 1202 of the Code, or persons who acquired Company capital stock as part of an integrated investment, such as a "hedge," "straddle," or other risk reduction transaction, composed of Company capital stock and one or more other positions).

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that

COOLEY GODWARD LLP

Signal Pharmaceuticals, Inc.
August 7, 2000
Page Three

future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of the Company and its shareholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We  consent  to  the  reference  to  our  firm  under the caption "Material U.S.
Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


COOLEY GODWARD LLP

/s/ Webb B. Morrow III
Webb B. Morrow III


WBM:ls